The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-275562
Subject to Completion, dated April 22, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 29, 2023)
       Shares of Common Stock
and
Pre-Funded Warrants to Purchase up to        Shares of
Common Stock
We are offering       shares of our common stock, par value $0.001 per share (“common stock”) and in lieu of common stock to certain investors that choose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to        shares of common stock, pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Pre-Funded Warrant will equal the price per share of common stock being sold in this offering (the “Offering Price”), minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001. This prospectus supplement also relates to the offering of shares of our common stock issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”).
Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”), under the symbol “RZLT.” On April 22, 2025, the last reported sale price of our common stock on Nasdaq was $3.11. We do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.
Investing in our securities involves substantial risks. See “Risk Factors” beginning on page S-9, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Offering Price	$
Underwriting discounts and commissions paid by us(1)	$
Proceeds to us, before expenses(2)	$

(1)
See “Underwriting” beginning on page S-21 of this prospectus supplement for a full description of compensation payable to the underwriters in connection with this offering.

(2)
We have agreed to reimburse the underwriters for certain expenses, which is not reflected in the proceeds to us before expenses. See “Underwriting” beginning on page S-21.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional        shares of common stock at the Offering Price set forth above, less underwriting discounts and commissions paid by us.
The underwriters expect to deliver the securities against payment on or about April   , 2025 through the book-entry facilities of The Depository Trust Company.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Sole Book-Running Manager
Guggenheim Securities
The date of this prospectus supplement is April   , 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to the offering of our common stock and Pre-Funded Warrants. Before buying any of the common stock or Pre-Funded Warrants that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information” in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of common stock and Pre-Funded Warrants and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference into this prospectus supplement- the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing or incorporated by reference into this prospectus supplement and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates.
The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material in connection with the offer and sale of the securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless stated otherwise or the context otherwise requires, references in this prospectus supplement to “Rezolute,” the “Company,” “we,” “us,” or “our” refer to Rezolute, Inc. and our wholly-owned subsidiaries through which we conduct our business.

FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms. In particular, these include, but are not limited to, statements relating to the following:
▪
our ability to obtain regulatory approvals on our drug candidates;

▪
expectations regarding clinical development and the timing and results of clinical trials in the United States and outside the United States;

▪
our projected operating or financial results, including anticipated cash flows used in our operating activities;

▪
our expectations regarding capital expenditures, research and development expense and other payments;

▪
our beliefs and assumptions relating to our liquidity position, including our ability to obtain additional financing;

▪
our future dependence on third party manufacturers or strategic partners to manufacture any of our pharmaceutical drugs and diagnostics that receive regulatory approval, and our ability to identify strategic partners and enter into license, co-development, collaboration or similar arrangements; and

▪
our anticipated use of proceeds from this offering.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” on page S-9 of this prospectus supplement, or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 and in our other filings made from time to time with the SEC after the date of this prospectus.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus supplement, including the information incorporated by reference into this prospectus supplement, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement.
We are developing transformative therapies for rare diseases with serious unmet needs. Our lead clinical asset, ersodetug (formerly RZ358), is a potential treatment for hypoglycemia caused by multiple forms of hyperinsulinism (“HI”).
Ersodetug is an intravenously administered human monoclonal antibody that binds to a unique site (allosteric) on the insulin receptor in insulin target tissues, such as in the liver, fat, and muscle. The antibody down modulates insulin’s binding, signaling, and action thereby counteracting the effects of elevated insulin in the body, and helping to restore glucose to a more normalized range. Ersodetug shows dose dependent pharmacokinetics (“PK”) with a half-life greater than 2 weeks, which has the potential for twice or even once monthly dosing. Therefore, we believe that ersodetug is ideally suited as a potential therapy for conditions characterized by excessive insulin levels, and it is being developed to treat HI and low blood sugar. As ersodetug acts downstream from the beta cells, it has the potential to be universally effective at treating hypoglycemia related to HI, whether genetic or caused by tumors.
Ersodetug for congenital HI
Congenital HI is the most common cause of recurrent and persistent hypoglycemia in children. Individuals with congenital HI typically present with signs or symptoms of hypoglycemia shortly after birth. Hypoglycemia can result in significant brain injury and death if not recognized and managed appropriately. Additionally, recurrent, or cumulative, hypoglycemia can lead to progressive and irreversible damage over time, including serious and devastating brain injury, seizures, neuro-developmental problems, feeding difficulties, and significant impact on patient and family quality of life. In cases that are unresponsive to medical management, surgical removal of the pancreas may be required. In those with diffuse disease where the whole pancreas is affected, a near-total pancreatectomy can be undertaken, although ongoing medical treatment of hypoglycemia is generally required for several years after surgery, before eventual insulin-dependent diabetes ensues. There are no U.S. Food and Drug Administration (the “FDA”) approved therapies for all forms of congenital HI and the current standard of care treatments are suboptimal. The current treatments used by physicians include glucagon, diazoxide, somatostatin analogues and pancreatectomy. We estimate that in the U.S. alone the addressable market for congenital HI is more than 1,500 individuals.
Ersodetug has received Orphan Drug Designation in the U.S. and European Union for the treatment of congenital HI, as well as Rare Pediatric Disease Designation in the U.S., a prerequisite for a request for a Rare Pediatric Disease Priority Review Voucher upon Biologics License Application (“BLA”) submission. Based on the multinational Phase 2b clinical trial outcomes and the evidence of benefit in this serious condition with substantial unmet medical need, ersodetug was subsequently granted a priority medicines (“PRIME”) designation by the European Medicines Agency (“EMA”), an Innovation Passport designation by the UK Innovative Licensing and Access Pathway (“ILAP”) Steering Group for the treatment of congenital HI, and the Breakthrough Therapy Designation by the FDA in the United States. Additionally, ersodetug has received PRIME and ILAP designations in the European Union and United Kingdom, respectively.
sunRIZE Phase 3 Study
We are actively enrolling a pivotal Phase 3 clinical study (the “sunRIZE” study) of ersodetug for the treatment of hypoglycemia in participants with congenital HI, an ultra-rare pediatric genetic disorder characterized by excessive production of insulin by the pancreas. If untreated, the elevated insulin levels in patients suffering with congenital HI can induce extreme hypoglycemia (low blood sugar) events, increasing the risk of neurological and developmental complications, including persistent feeding problems, learning disabilities, recurrent seizures, brain damage or even death.
The sunRIZE study is a global, randomized, double-blind, placebo-controlled, parallel arm evaluation of ersodetug in participants 3 months of age and older with congenital HI who are not adequately responding to standard of care medical therapies. Specifically, the study is evaluating the safety and efficacy of ersodetug in participants who are unable to achieve control of low blood sugars (“hypoglycemia” [<70 mg/dL]). The study will determine the ability of ersodetug to correct hypoglycemia as assessed by (i) hypoglycemia events using self-monitored blood glucose (“SMBG”) and (ii) time in hypoglycemia using continuous glucose monitoring (“CGM”) over 24 weeks of treatment.
The interim analysis of the sunRIZE study was performed by an independent data monitoring committee and was based on a pre-specified analysis of the primary study endpoint (hypoglycemia events), after approximately half of enrolled patients completed the primary assessments. The analysis was intended to evaluate for study futility or otherwise to inform a potential sample size increase, for purposes of optimizing the study power and statistical confidence in the final analysis outcomes. On April 18, 2025, the interim analysis of the primary study endpoint (hypoglycemia events) was completed and the results were as follows: we received preliminary notice that as a result of the current enrollment and current progress on clinical trials, we will not need to increase the number of patients enrolled in the sunRIZE study. We are tracking to complete enrollment in the study, expected in May 2025. Topline results from the sunRIZE study are anticipated to be available in December 2025, but the specific date of the availability of such results may vary.
On February 4, 2025, we announced completion of enrollment of 8 participants into the Open Label Arm (OLA) of the sunRIZE study (participants ages 3 months to 1 year old) and approval by an independent Data Monitoring Committee (DMC) to continue further enrollment of this age group into the double-blind arms of the overall study. This decision was based on their review of safety and PK data, which demonstrated that target exposures were safely reached at doses of 5 and 10 mg/kg administered bi-weekly and monthly, which represent the dose levels being studied in the double-blind, pivotal portion of the study.
Ersodetug for tumor HI
We are initiating start-up activities for a Phase 3 registrational study of ersodetug for the treatment of hypoglycemia due to tumor HI, and patient enrollment is planned to commence in the second quarter of 2025. Topline results from the study are anticipated to be available in the second half of 2026, but the specific date of the availability of such results may vary.
The Phase 3 registrational study is a double-blind, randomized, placebo-controlled trial of 24 participants who have inadequately controlled hypoglycemia because of tumor HI. Eligible participants will be randomized in 1:1 fashion (12 per treatment arm) to receive ersodetug 9 mg/kg per week or matched placebo, as an add-on to standard of care. Up to 24 additional participants may be enrolled into an open-label arm, in participants whose hypoglycemia is being managed by IV glucose in a hospital setting. Following an 8-week pivotal treatment period, all participants may receive ersodetug in open-label extension. The primary endpoint is the change in Level 2 (moderate) and Level 3 (severe) hypoglycemia events by SMBG. Additional endpoints include overall hypoglycemia events, time in hypoglycemia by CGM, patient reported quality of life, hospitalizations, and change in glucose requirements (for open-label hospitalized participants.
Tumor HI may be caused by two distinct types of tumors: neuroendocrine islet cell tumors (“ICTs”) and non-islet cell tumors (“NICTs”), both of which lead to hypoglycemia due to excessive activation of the insulin receptor. Insulinomas are the most common type of functional ICT and mediate hypoglycemia through excessive insulin production. NICTs are generally associated with relatively large, solid tumors such as hepatocellular carcinoma, fibrosarcoma and mesothelioma, and can cause hypoglycemia by producing and secreting insulin-like paraneoplastic substances such as IGF-2 or related variants that bind to and activate the insulin receptor. This form of hypoglycemia can occur in more than 15 different tumor types.
Current therapies for insulinomas and NICTs can be grouped into two main categories: (a) tumor-directed de-bulking therapies (e.g. surgery, chemotherapy, radiotherapy), which may indirectly and/or eventually lead to decreased levels of circulating insulin and/or insulin-like substances, and therefore control HI and related hypoglycemia; and/or (b) medical therapies such as glucocorticoids that are used to attempt to treat the hypoglycemia. Tumor-directed therapies do not directly treat hypoglycemia caused by insulinomas or NICTs. In many cases, tumor-directed therapies are administered concurrently with medical therapies for hypoglycemia and in other cases successful treatment of hypoglycemia often enables the initiation and/or continuation of tumor-directed therapies, as indicated. During the period from diagnosis to surgical treatment, or if surgery is contraindicated or refused, medical treatments are often necessary to directly manage the HI and hypoglycemia induced by the tumor. Additionally, chronic medical management of refractory hypoglycemia is often necessary for patients who cannot be cured by surgery, such as those with extensive disease of the pancreas, multi-focal insulinomas, inoperable or unresectable benign or malignant insulinomas, metastatic insulinomas, non-pancreatic insulinomas, or NICT hypoglycemia resulting from a variety of other tumors.
A significant unmet need exists for treatment options with improved efficacy and tolerability as normalization of glucose levels is crucial to prevent serious signs and symptoms of hypoglycemia, improve patient quality of life and overall function, and even to ensure patients are fit to receive cancer treatment and to reduce mortality. Unfortunately, some patients are unresponsive to the current standard of care medical therapies for tumor HI and experience debilitating hypoglycemia that is otherwise untreatable. Currently available medical therapies are directed at reducing or eliminating insulin production and/or secretion from tumors, which may be challenging when the tumor is differentiated or dysregulated, and therefore not responding to usual control mechanisms for suppressing insulin production. In some cases, commonly utilized somatostatin analog therapies may even worsen hypoglycemia due to suppression of glucagon. Therefore, currently available medical therapies directed at suppressing insulin production may have limited effectiveness in tumor HI.
While we believe the total addressable market may be larger, the immediately addressable market for the combined indications causing tumor HI is estimated to be approximately 1,500 patients in the U.S. alone, including approximately 500 with ICT hypoglycemia and approximately 1,000 with non-islet cell tumor hypoglycemia.
Expanded Access Program (“EAP”)
In clinical and real-world experience, ersodetug has been shown to counteract excessive insulin action downstream, at the insulin-receptor on target organs. The unique mechanism of action of ersodetug makes the therapy a potential universal treatment for any form of HI.
We maintain an EAP for a variety of HI indications for the purpose of making ersodetug available on a compassionate use basis when available therapeutic options have failed, and an individual’s hypoglycemia is unmanageable.
Four patients with cHI are currently receiving ersodetug as part of our EAP, which has served to support patients on a compassionate use basis prior to availability of the Phase 3 sunRIZE clinical trial. These participants were refractory to usual therapies and include one infant patient where off-label or surgical (pancreatectomy) therapies were being considered. The duration of treatment in these participants ranges from 6 months to more than 2 years, with ongoing benefit.
To date, we have received over 25 unsolicited inbound physician inquiries regarding the use of ersodetug in patients with tumor HI caused by metastatic insulinomas or non-islet cell tumors, which has thus far resulted in the request, approval, and initiation of ersodetug in nine patients with tumor HI. In the U.S., these requests have all been indvidually approved by the Division. The tumor HI patients dosed have been refractory to the standard of care therapies for chronic management of hypoglycemia. They were generally requiring continuous intravenous dextrose or nutritional infusion in order to prevent severe hypoglycemia, and were typically hospitalized and in life-threatening or hospice-bound condition at the time of request. Further treatment with tumor-directed therapies (e.g., embolization, radiotherapy, chemotherapy) was often deferred as a result of the debilitating hypoglycemia.
Generally, dosing for tumor HI patients has been either 6 mg/kg or 9 mg/kg every 1-4 weeks. In all cases to date, ersodetug has led to substantial improvement in hypoglycemia and has been well tolerated. Within a relatively short period of time after administration of ersodetug, continuous intravenous dextrose was discontinued or substantially reduced and hospitalized patients were able to be discharged and receive maintenance ersodetug doses on an outpatient basis, with durable benefit. In several cases, other background medical therapies to prevent hypoglycemia were able to be weaned or stopped, and patients were able to resume tumor-directed therapies for treatment of their underlying cancer. No participants have discontinued the therapy due to lack of response or safety, and the duration of treatment has ranged from several months to more than 1 year in several instances, in this subset of tumor HI patients with significantly advanced and metastatic tumor burden. Presently, 5 patients are receiving ersodetug in an ongoing fashion, including one patient who has been successfully treated for 15 months, and several other patients have recently been brought to our attention and are currently under consideration for possible treatment.
RZ402
Our second clinical asset, RZ402, is an oral plasma kallikrein inhibitor and potential therapy for the chronic treatment of diabetic macular edema (“DME”). DME is a vascular complication of diabetes and a leading cause of blindness in the U.S. and elsewhere. Chronic exposure to high blood sugar levels can lead to inflammation, cell damage, and the breakdown of blood vessel walls. Specifically, in DME, retinal blood vessels at the back of the eye become porous and permeable leading to the unwanted infiltration of fluid into the macula. This fluid leakage creates distorted vision, and if left untreated, blindness.
In May 2024, we completed a Phase 2 multi-center, randomized, double-masked, placebo-controlled, parallel arm study to evaluate the safety, efficacy, and PK of RZ402 administered as a monotherapy over a 12-week treatment period in participants with DME who are naïve to, or have received limited anti-VEGF injections. The study population was comprised of DME patients with mild to moderate non-proliferative diabetic retinopathy. Eligible participants were randomized equally, to one of three RZ402 active treatment arms at doses of 50, 200, and 400 mg, or a placebo control arm, to receive study drug once daily for 12 weeks, before completing a 4-week follow-up. The study enrolled 94 patients in the U.S. The study met both primary endpoints, demonstrating a significant reduction in central subfield thickness in the study eye at all RZ402 dose levels compared to placebo (up to approximately 50 micron improvement), as well as good safety and tolerability. The program is available for partnering and we are actively engaged in conversations with potential partners to take RZ402 into further development.
Corporate Information
We were incorporated in Delaware in 2010 and we re-incorporated in Nevada in June 2021. We maintain an executive office located at 275 Shoreline Drive, Suite 500, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website is located at www.rezolutebio.com. We file annual, quarterly, current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains our public filings and other information regarding the Company, at www.sec.gov. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

THE OFFERING
Common stock offered by us:
          of shares of common stock (          shares of common stock if the underwriters’ option to purchase additional shares of common stock is exercised in full).
Pre-Funded Warrants we are
offering:
We are also offering, in lieu of common stock to certain investors that so choose, Pre-Funded Warrants to purchase up to     shares of common stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which common stock are being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. Each Pre-Funded Warrant will be exercisable from the date of issuance until the date the Pre-Funded Warrant is exercised in full, subject to an ownership limitation. See “Description of Securities” on page S-14 for additional information. This prospectus supplement also relates to the offering of the Pre-Funded Warrant Shares.
Option to purchase additional shares of common stock:
We intend to grant the underwriters an option to purchase up to          additional shares of common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Common stock to be outstanding following this offering:
       shares of common stock (or       shares of common stock if the underwriters’ option is exercised in full).
Use of Proceeds:
We expect to use the net proceeds from the offering for research and development, general corporate expense and working capital needs. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk Factors:
Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our securities.
Nasdaq trading symbol:
Our shares of common stock are listed on Nasdaq under the symbol “RZLT.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Unless otherwise indicated, the number of shares of common stock to be outstanding after this offering is based on 60,534,695 shares of common stock outstanding as of December 31, 2024, and excludes:
▪
10,966,757 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2024, at a weighted average exercise price of $3.92 per share, of which stock options to purchase 5,858,421 shares of common stock were then exercisable;

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4,977,451 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our equity incentive plans;

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500,000 shares of our common stock reserved for issuance pursuant to our 2022 Employee Stock Purchase Plan;

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850,562 shares of our common stock reserved for issuance upon the exercise of warrants outstanding as of December 31, 2024, at a weighted average exercise price of $19.90 per share; and

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9,494,053 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants as of December 31, 2024, at a weighted average exercise price of $0.001.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock and (ii) no exercise of Pre-Funded Warrants offered in this offering.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors below and the additional risk factors set forth under the heading “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and under the heading “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, which are on file with the SEC and are incorporated by reference in this prospectus. These risks may be revised or supplemented in future filings of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which is also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
Risks Related to this Offering and Our Common Stock
Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.
Our management will have significant flexibility in applying the net proceeds of this offering, including for any of the purposes described in the section titled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from the offerings, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
If you purchase our securities in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares. You will also experience further dilution if we issue additional equity or equity-linked securities in the future.
The Offering Price of the securities offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of           shares of our common stock and Pre-Funded Warrants to purchase up to       shares of common stock in this offering at the Offering Price of $      per share (or $       per Pre-Funded Warrant) and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $      per share in the net tangible book value of the common stock they acquire.
If we issue additional shares of common stock (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for shares of common stock, our shareholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors, our executive officers and certain of our significant shareholders have agreed not to sell, dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. Guggenheim Securities, LLC may, in its discretion, release the restrictions on any such shares at any time without notice. See “Underwriting.” We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

If the price of our common stock fluctuates significantly, your investment could lose value.
Our common stock is traded on Nasdaq, under the symbol “RZLT,” and, to date, has traded on a limited basis. We cannot assure you that an active public market will continue for our common stock. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to:
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our quarterly or annual operating results;

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additions or departures of key or qualified personnel;

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failure to adequately protect our intellectual property;

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costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

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changes in governmental or other regulations affecting our business; and

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our compliance with governmental or other regulations affecting our business.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.
Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact us and the value of shares of our common stock, Pre-Funded Warrants and Pre-Funded Warrant Shares.
Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock, Pre-Funded Warrants and Pre-Funded Warrant Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.
The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of our common stock, Pre-Funded Warrants and Pre-Funded Warrant Shares. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and purchasers of our common stock, Pre-Funded Warrants and Pre-Funded Warrant Shares is uncertain.
We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.
At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.
Risks Related to Investing in the Pre-Funded Warrants
There is no public market for the Pre-Funded Warrants being offered in this offering.
There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.
Holders of Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants and acquire our common stock.
Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise of such Pre-Funded Warrants, the holders will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.
Significant holders or beneficial holders of our common stock may not be permitted to exercise Pre-Funded Warrants that they hold.
A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.
We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.
Each Pre-Funded Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants. Furthermore, if exercised by means of cash payment of the exercise price, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.
Risks Related to Our Clinical Programs
Clinical failure can occur at any stage of clinical development. Because the results of earlier clinical trials are not necessarily predictive of future results, any product candidate we advance through clinical trials may not have favorable results in later clinical trials.
Clinical failure can occur at any stage of clinical development. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. A number of pharmaceutical companies have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical or preclinical testing.
In some instances, there can be significant variability in safety and/or efficacy results between different trials of the same product candidate due to numerous factors, including differences in trial protocols and design, the size and type of the patient population, adherence to the dosing regimen and the rate of dropout among clinical trial participants. We do not know whether any clinical trials we may conduct will demonstrate consistent and/or adequate efficacy and safety to obtain marketing approval for our product candidates.
On April 18, 2025, an independent data monitoring committee (“IDMC”) conducted a non-binding, interim analysis of our sunRIZE study for the treatment of congenital HI and reported that the sunRIZE study should continue as planned without any adjustment to the sample size of the sunRIZE study. There can be no assurances that the observations made at the interim analysis will be consistent with the final study results for various reasons, including that the final study results based upon the full sample size may not be consistent with the results achieved by the limited sample size used to conduct the interim analysis and the current sample size of patients with active RMS patients for each trial may not be sufficiently large to demonstrate efficacy.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $      million (or approximately $      million if the underwriters exercise the option to purchase an additional           shares of common stock in full), after deducting underwriting discounts and commissions and estimated offering expenses. We will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants.
We expect to use the net proceeds from the offering for research and development, general corporate expense and working capital needs. We may also use a portion of the net proceeds from this offering for the investment in, technologies, intellectual property or businesses that complement our business, although we have no present commitments or agreements to this effect.
Based on our planned use of the net proceeds of this offering, we estimate such funds, together with our existing cash and cash equivalents, will be sufficient for us to fund our operating expenses and capital expenditures     .
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds in this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION
If you invest in our securities in this offering, you will experience dilution to the extent of the difference between the Offering Price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.
As of December 31, 2024, our net tangible book value was approximately $99.3 million, or $1.64 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2024. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock and Pre-Funded Warrants in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of           shares of our common stock at the Offering Price of $      per share of common stock, the sale of Pre-Funded Warrants to purchase up to        shares of our common stock at an offering price of $      per Pre-Funded Warrant (which equals the Offering Price per share of the common stock less the $0.001 per share exercise price of the Pre-Funded Warrants) (excluding the Pre-Funded Warrant Shares), and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $      million, or $      per share. This represents an immediate decrease in net tangible book value of $      per share to existing shareholders and immediate dilution of $      per share to investors purchasing our common stock and Pre-Funded Warrants in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash paid by an investor for a share of common stock in this offering. The following table illustrates this dilution on a per share basis as of December 31, 2024:
Offering Price per share
Historical net tangible book value per share as of December 31, 2024	$1.64
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution per share to investors participating in this offering
If the underwriters exercise their option to purchase an additional   shares of common stock in full, at the Offering Price of $      per share of common stock, the as adjusted net tangible book value per share after giving effect to this offering would be $      per share of common stock, representing an immediate increase in net tangible book value to existing stockholders of $      per share of common stock and immediate dilution in net tangible book value of $      per common share to new investors.
The number of shares of common stock shown above to be outstanding after this offering is based on 60,534,695 shares of common stock outstanding as of December 31, 2024, and excludes as of such date:
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10,966,757 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $3.92 per share, of which stock options to purchase 5,858,421 shares of common stock were then exercisable;

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4,977,451 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our equity incentive plans;

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500,000 shares of our common stock reserved for issuance pursuant to our 2022 Employee Stock Purchase Plan;

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850,562 shares of our common stock reserved for issuance upon the exercise of warrants outstanding, at a weighted average exercise price of $19.90 per share; and

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9,494,053 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants, at a weighted average exercise price of $0.001.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock and (ii) no exercise of Pre-Funded Warrants offered in this offering.

DESCRIPTION OF SECURITIES
General
This prospectus supplement describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Nevada Revised Statutes (the “NRS”), our amended and restated articles of incorporation as amended (our “Articles of Incorporation”) and our amended and restated bylaws (our “Bylaws”).
Common Stock
Our Articles of Incorporation provides authority for us to issue up to 165,000,000 shares of common stock, par value $0.001 per share. As of April 17, 2025 there were 60,542,914 shares of our common stock outstanding. Under the NRS, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders. Our outstanding shares of common stock are, and any shares offered by this prospectus will be, when issued and paid for, fully paid and nonassessable.
Holders of our common stock are entitled to one vote per share on all matters submitted to our stockholders for a vote. There are no cumulative voting rights in the election of directors. Our shares of common stock are entitled to receive such dividends as may be declared and paid by our Board of Directors out of funds legally available therefor and to share ratably in the net assets, if any, of Rezolute upon liquidation. Our stockholders have no preemptive rights to purchase any shares of our capital stock. Our Articles of Incorporation provides that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding this exclusive forum provision, the exclusive forum provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder.
Pre-Funded Warrants
In this offering, we are offering           Pre-Funded Warrants to purchase up to           shares of our common stock. The following description is subject in all respects to the provisions contained in the form of Pre-Funded Warrant. You should review a copy of the form of Pre-Funded Warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the Pre-Funded Warrants.
The Pre-Funded Warrants will be issued as individual warrant agreements with the holders. The Pre-Funded Warrants are exercisable at any time after their original issuance at an exercise price of $0.001 per share. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of issuing fractional shares, we will pay the holder an amount in cash equal to the fair market value of any fractional share, calculated based on the trading price of our common stock.
The exercise price per whole share of our common stock purchasable upon the exercise of the Pre-Funded Warrants is $0.001 per share of common stock. The exercise price of the Pre-Funded Warrants is subject to adjustment from time to time in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions for no consideration of assets, including cash, stock or other property, to all of our stockholders.
A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of (i) 4.99/9.99% (or, at the election of the purchaser, up to 19.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise or (ii) 4.99/9.99% (or, at the election of the purchaser, up to 19.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such ownership percentage limit to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. We do not plan on applying to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.
Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.
In the event of a fundamental transaction, as defined in the Pre-Funded Warrants and generally including, without limitation, any reclassification of our common stock into other securities, cash or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition by any person or group, whether in a tender offer, exchange offer, stock purchase agreement, or other business combination, of more than 50% of the voting power of our capital stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the same amount and kind of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.
Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant. Direct Transfer, LLC will serve as warrant agent for the Pre-Funded Warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK AND PRE-FUNDED WARRANTS
The following is a discussion of certain material U.S. federal income tax considerations applicable to a non-U.S. holder (as defined below) arising from and relating to the acquisition, ownership and disposition of our common stock acquired pursuant to this offering, the acquisition, ownership and disposition of Pre-Funded Warrants acquired pursuant to this offering, and the acquisition, ownership and disposition of Pre-Funded Warrant Shares received upon exercise of the Pre-Funded Warrants. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a non-U.S. holder arising from or relating to the acquisition, ownership and disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular non-U.S. holder that may affect the U.S. federal income tax consequences to such non-U.S. holder, including, without limitation, specific tax consequences to a non-U.S. holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular non-U.S. holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal net investment income tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to non-U.S. holders of the acquisition, ownership and disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. This discussion does not address any tax considerations relevant to U.S. holders. Each prospective non-U.S. holder should consult his, her or its own tax advisors regarding the U.S. federal, state, local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of our common stock, Pre-Funded Warrants and Pre-Funded Warrant Shares.
No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences to a non-U.S. holder of the acquisition, ownership and disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary. There can be no assurance that the IRS will not challenge one or more of the tax consequences described in this summary.
This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, as applicable, that is not, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion assumes that each non-U.S. holder holds our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, as applicable, as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
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banks, insurance companies or other financial institutions;

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brokers or dealers in securities;

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tax-exempt organizations and tax-qualified retirement plans;

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pension plans, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons deemed to sell our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares under the constructive sale provisions of the Code;

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persons who acquire our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, as applicable, pursuant to the exercise of employee stock options or otherwise as compensation for their services;

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owners that hold our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market;

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controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax, and shareholders therein;

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corporations organized outside the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;

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non-U.S. governments;

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persons subject to special tax accounting rules;

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persons that own, or are deemed to own, more than five percent (by voting power or value) of our common stock, Pre-Funded Warrants, and/or Pre-Funded Warrant Shares (other than as expressly provided below);

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real estate investment trusts or regulated investment companies; and

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certain U.S. expatriates and former long-term residents of the United States.

This discussion also does not address the tax treatment of entities or arrangements classified as partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares through partnerships or such other pass-through entities. The tax treatment of partners of such partnerships or owners of such pass-through entities generally will depend upon the status of each partner or owner and the activities of the applicable partnership or other pass-through entity. Partnerships and other pass-through entities that will hold shares of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, and the partners in such partnerships and other pass-through entities should consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, PRE-FUNDED WARRANTS AND PRE-FUNDED WARRANT SHARES.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of a separate class of our common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of our common stock as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant Share received upon exercise of a Pre-Funded Warrant should generally include the holding period of such Pre-Funded Warrant. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Pre-Funded Warrant Share received upon exercise increased by the exercise price of $0.001. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire our common stock. Each non-U.S. holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
In certain circumstances, the Pre-Funded Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-Funded Warrant described in the preceding paragraph. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants.
U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of our Common Stock, Pre-Funded Warrants and Pre-Funded Warrant Shares
Distributions
We have no intention of paying any cash dividends with respect to our common stock for the foreseeable future. If we make distributions in respect of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s capital, up to the non-U.S. holder’s tax basis in our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, as applicable (and will reduce the non-U.S. holder’s basis in our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of our Common Stock, Pre-Funded Warrants, or Pre-Funded Warrant Shares.” Any dividends paid to a non-U.S. holder with respect to our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable tax treaty if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, unless the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the United States. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.
Dividends that are effectively connected with the conduct of a trade or business within the United States and includible in the non-U.S. holder’s gross income are not subject to the withholding tax (assuming proper certification as described above), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange or Other Taxable Disposition of our Common Stock, Pre-Funded Warrants, or Pre-Funded Warrant Shares
A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares unless:

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the gain is effectively connected with a U.S. trade or business carried on by the non-U.S. holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the non-U.S. holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

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the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition (as such days are calculated for U.S. federal income tax purposes) and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

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we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, as applicable. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market as determined under applicable U.S. Treasury Regulations (the “Regularly Traded Exception”), our common stock (including the Pre-Funded Warrant Shares) will be treated as a U.S. real property interest only if a non-U.S. holder actually (directly or indirectly) or constructively (under certain attribution rules) holds or has held more than five percent of such regularly traded common stock (including the Pre-Funded Warrant Shares) at any time during the shorter of the five-year period preceding such non-U.S. holder’s disposition of; or

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holding period for, our common stock (including the Pre-Funded Warrant Shares) (a “5% Shareholder”). However, no assurance can be provided that our common stock (including the Pre-Funded Warrant Shares) will be considered to be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of Pre-Funded Warrants, who should consult their own tax advisors. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above. Accordingly, we can provide no assurances that our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges or otherwise disposes of such securities. If we are determined to be a USRPHC and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). The determination of whether a non-U.S. holder is a 5% Shareholder and the potential application of the Regularly Traded Exception is complex and subject to uncertainty. Non-U.S. holders should consult with their own tax advisors regarding such determinations and the consequences of these rules on their investment.

Information Reporting and Backup Withholding
Backup withholding, currently at a rate of 24%, generally will not apply to dividends paid to a non-U.S. holder on our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, or to the gross proceeds paid to a non-U.S. holder from a disposition of, our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, provided that the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.
We are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country. In addition, proceeds from the disposition by a non-U.S. holder of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares that is transacted within the United States or conducted through certain United States-related brokers generally will be subject to backup withholding or information reporting unless the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. The United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is timely furnished to the IRS.
FATCA
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) on, or, subject to the proposed U.S. Treasury Regulations discussed below, gross proceeds from the disposition of, our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares paid to or through a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the United States Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.
Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, and subject to proposed U.S. Treasury Regulations described below, to payments of gross proceeds from the sale or other disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares. The United States Department of Treasury has released proposed U.S. Treasury Regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares. There can be no assurance that the proposed U.S. Treasury Regulations will be finalized in their present form.
The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to an investment in our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, including the applicability of any intergovernmental agreements.
The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of acquiring, holding and disposing of our common stock, Pre-Funded Warrants or Pre-Funded Warrant Shares, including the consequences of any proposed changes in applicable laws.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated April    , 2025 between us and Guggenheim Securities, LLC, as the representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of respective shares of common stock and Pre-Funded Warrants shown opposite its name below:
Underwriters	Number of Shares	Number of Pre-Funded Warrants
Guggenheim Securities, LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and Pre-Funded Warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of common stock and Pre-Funded Warrants subject to their acceptance of the shares of common stock and Pre-Funded Warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the shares of common stock and Pre-Funded Warrants to at the Offering Price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $      per share of common stock and $      per Pre-Funded Warrant. After the offering, the Offering Price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the Offering Price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
Total
	Per Share	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Offering Price	$	$	$	$

Total
	Per Share	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
We are offering to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the shares of our common stock that would result in ownership in excess of 9.99%, Pre-Funded Warrants to purchase such excess shares of our common stock. Each Pre-Funded Warrant has an exercise price of $0.001. The purchase price for each such Pre-Funded Warrant equals the per share Offering Price for the common stock in this offering less the $0.001 per share exercise price of each such Pre-Funded Warrant.
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $      . The underwriters have agreed to reimburse us for certain of our expenses, and we have also agreed to reimburse the underwriters for certain of their expenses.
Listing
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “RZLT”. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional           shares of common stock from us at the Offering Price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
For 90 days after the date of this prospectus supplement (the “Lock-up Period”), without first obtaining the written consent of the representative, we have agreed that we will not (i) sell, offer to sell, contract to sell or lend any shares of common stock or related securities; (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares of common stock or related securities; (iii) pledge, hypothecate or grant any security interest in any shares of common stock or related securities; (iv) in any other way transfer or dispose of any shares of common stock or related securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares of common stock or related securities; (vii) submit or file any registration statement under the Securities Act in respect of any shares of common stock or related securities (other than as contemplated by this prospectus supplement); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of common stock; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that we may (A) effect the transactions contemplated by the underwriting agreement, (B) file a new registration statement on Form S-3 and/or prospectus or prospectus supplement for an “at-the-market” offering; provided that none of our securities are issued or sold pursuant to such registration statement and/or prospectus or prospectus supplement during the Lock-Up Period, (C) issue shares of common stock pursuant to the Open Market Sales Agreement, dated November 14, 2023, between us and Jefferies LLC, (D) issue shares of common stock or options to purchase shares of common stock, or issue shares of common stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement and the accompanying prospectus, and (E) issue and sell our common stock and/or related securities to our security holders as of the date of the underwriting agreement, in an amount not to exceed an aggregate of $10.0 million, provided that such shares of common stock are sold at no less than the offering price of the shares of common stock in this offering.
Our executive officers, directors and certain of our shareholders have also agreed during the Lock-Up Period, subject to specified exceptions, not to directly or indirectly:
▪
sell or offer to sell any shares of common stock or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act);

▪
enter into any swap;

▪
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of common stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

▪
publicly disclose the intention to do any of the foregoing.

Guggenheim Securities, LLC may, in its sole discretion and at any time or from time to time before the termination of the Lock-Up Period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement providing consent to the sale of common stock securities prior to the expiration of the Lock-Up Period.
The foregoing restrictions do not apply to: (i) transfers of shares or related securities by gift to a family member or to a trust whose beneficiaries consist exclusively of one or more of the securityholders and/or a family member, provided that (A) such transfer is not for value, (B) if required during the Lock-Up Period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (i), and (C) the securityholder does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period; (ii) transfers by the securityholders by will or intestate succession to a family member or to a trust whose beneficiaries consist exclusively of one or more of the securityholders and/or a family member; (iii) transfers by the securityholders by operation of law pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; (iv) the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that (A) such plan does not permit transfers by the securityholders during the Lock-Up Period and (B) to the extent a public announcement of filing under the Exchange Act, if any, is required by or behalf of the securityholders or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfers by the securityholders may be made under such plan during the Lock-Up Period; (v) transfers by the securityholders to us upon the exercise of options to cover tax withholding obligations in connection with the exercise or for the primary purpose of paying the exercise price of options to acquire shares of common stock in each case pursuant to a stock option, stock bonus or other stock plan or arrangement existing as of the date of the lock-up agreement and described in this prospectus supplement, provided that any underlying shares of common stock or related securities received as a result of such exercise shall remain subject to the terms of the lock-up agreement; (vi) transfers by the securityholder pursuant to a sale of or an offer to purchase 100% of our common stock in a transaction approved by us, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties, provided that in the event that the merger, tender offer or other such transaction is not completed, the shares of common stock and related securities owned by the securityholder shall remain subject to the restrictions contained in the lock-up agreement; (vii) if the securityholder is a non-individual, transfers of shares of common stock or related securities to any affiliate (as such term is defined in Rule 405 of the Securities Act), limited partners, general partners, limited liability company members or stockholders of the securityholder, or, if the securityholder is a corporation, to any wholly owned subsidiary of such corporation, if, in any such case, such transfer is not for value; or (viii) transfer by the securityholder to a charitable trust.
Notwithstanding the foregoing, in the case of any transfer described in clauses (i), (ii), (vii) and (viii) above, it shall be a condition to such transfer that (A) any such transferee executes and delivers to the representative a lock-up agreement stating that such transferee is receiving and holding such shares of common stock or related securities subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such shares of common stock or related securities, engage in any swap or engage in any other activities restricted under the lock-up agreement; and (B) except in the case of clause (i) above, prior to the expiration of the Lock-Up Period, no public disclosure or filing by any party under the Exchange Act, shall be required or shall be made voluntarily, reporting a reduction in beneficial ownership of shares of common stock or related securities in connection with such transfer.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares or Pre-Funded Warrants have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares or Pre-Funded Warrants which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares or Pre-Funded Warrants may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares or Pre-Funded Warrants shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares or Pre-Funded Warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or Pre-Funded Warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares or Pre-Funded Warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares or Pre-Funded Warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares or Pre-Funded Warrants which has been approved by the Financial Conduct Authority, except that the shares or Pre-Funded Warrants may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”).

provided that no such offer of the shares or Pre-Funded Warrants shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares or Pre-Funded Warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or Pre-Funded Warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares or Pre-Funded Warrants and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:
▪
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

▪
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

▪
a person associated with us under Section 708(12) of the Corporations Act; or

▪
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of shares or Pre-Funded Warrants is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“FIEL”) (Law No. 25 of 1948 of Japan, as amended), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock or Pre-Funded Warrants may not be circulated or distributed, nor may the common stock or Pre-Funded Warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock or Pre-Funded Warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
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a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock or Pre-Funded Warrants pursuant to an offer made under Section 275 of the SFA except:
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to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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where no consideration is or will be given for the transfer;

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where the transfer is by operation of law;

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as specified in Section 276(7) of the SFA; or

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as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland
The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
LEGAL MATTERS
Certain United States legal matters in connection with this offering will be passed upon on our behalf by Dorsey & Whitney LLP, Denver, Colorado. Certain legal matters in connection with the offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS
Plante & Moran, PLLC audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023 and Grant Thornton, LLP audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2024, both of which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC and Grant Thornton LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.rezolutebio.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
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the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed on September 19, 2024;

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the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2024, filed on November 7, 2024 and for December 31, 2024 filed on February 12, 2025;

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the Company’s Current Reports on Form 8-K filed with the SEC on December 10, 2024, and March 28, 2025;

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the Company’s Definitive Proxy Statement on Schedule 14A filed on October 21, 2024; and

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the description of the Company’s common stock, par value $0.001 per share, as contained in Exhibit 4.1 to the Form 10-K for the fiscal year ended June 30, 2024 filed on September 19, 2024, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Rezolute, Inc.
275 Shoreline Drive, Suite 500
Redwood City, CA 94065
(650) 206-4507
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS
$200,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Subscription Rights
Purchase Contracts
Depositary Shares
Units
We may offer for sale from time to time, either separately or together in one or more offerings, our debt securities, common stock with a par value of $0.001 per share (“Common Stock”), preferred stock, warrants, subscription rights, purchase contracts, depositary shares and units (collectively, the “securities”).
The specific terms of any securities to be offered will be contained in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in any securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
We may offer and sell the securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections entitled “About this Prospectus” and “Plan of Distribution” for more information.
Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our Common Stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of September 13, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $52,953,108, based on 33,514,625 shares of our outstanding Common Stock that were held by non-affiliates on such date and a price of $1.58 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on September 13, 2023 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.
Each prospectus supplement to this prospectus will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in the securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is November 29, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that Rezolute, Inc., a Nevada corporation, which is also referred to as “the Company,” “Rezolute,” “we,” “us,” “ourselves” and “our,” has filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.
To understand the terms of the securities offered by this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, you should carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, and all documents incorporated by reference herein or therein. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference was filed with the SEC. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.
A prospectus supplement will also contain, with respect to the securities being offered thereby, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.
Any underwriters, dealers or agents participating in any offering may be deemed “underwriters” within the meaning of the United States Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act”.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.
Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and in our other filings made from time to time with the SEC after the date of this prospectus.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY
We are a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with metabolic and orphan diseases.
Summary of Clinical Assets
RZ358
Our lead clinical asset, RZ358, is a potential treatment for congenital hyperinsulinism (“HI”), an ultra-rare pediatric genetic disorder characterized by excessive production of insulin by the pancreas. If untreated, the elevated insulin levels in patients suffering with congenital HI can induce extreme hypoglycemia (low blood sugar) events, increasing the risk of neurological and developmental complications, including persistent feeding problems, learning disabilities, recurrent seizures, brain damage or even death. There are no FDA approved therapies for all forms of congenital HI and the current standard of care treatments are suboptimal. The current treatments used by physicians include glucagon, diazoxide, somatostatin analogues and pancreatectomy.
RZ358 is an intravenously administered human monoclonal antibody that binds to a unique site (allosteric) on the insulin receptor in insulin target tissues, such as in the liver, fat, and muscle. The antibody down modulates insulin’s binding, signaling, and action to maintain glucose levels in a normal range thereby counteracting the effects of elevated insulin in the body. RZ358 shows dose dependent pharmacokinetics with a half- life greater than two weeks which has the potential for twice or even once monthly dosing. Therefore, we believe that RZ358 is ideally suited as a potential therapy for conditions characterized by excessive insulin levels, and it is being developed to treat hyperinsulinism and low blood sugar. As RZ358 acts downstream from the beta cells, it has the potential to be universally effective at treating congenital HI caused by any of the underlying genetic defects.
In the fourth quarter of 2023, we plan to initiate a pivotal Phase 3 clinical study of RZ358 for the treatment of hypoglycemia in participants with congenital HI (the “sunRIZE study”) outside of the U.S. The sunRIZE study is a randomized, double-blind, placebo-controlled, parallel arm evaluation of RZ358 in participants with congenital HI who are not adequately responding to standard of care medical therapies. Topline results from the study are anticipated to be available in the first half of 2025. The Phase 3 study follows the Company’s multinational Phase 2b study (“RIZE”) conducted in participants 2 years of age and older who were failing medical therapies. The RIZE study demonstrated that RZ358 was generally safe and well-tolerated, as well as highly effective in improving hypoglycemia.
We have concluded our pre-Phase 3 regulatory and scientific advice meetings with regulatory authorities outside of the U.S. and have reached agreement on the design of the Phase 3 study that will include participants 3 months of age and older. In the U.S., we had similar interactions with the U.S. Food and Drug Administration (“FDA”) culminating in a meeting held with the agency on May 24, 2023 (as confirmed by meeting minutes received from the FDA on June 22, 2023), and the FDA has maintained an existing age restriction of 12 years of age and older on RZ358 clinical studies, and imposed dose level restrictions based on historical rat toxicology findings. We believe that the FDA restrictions make it infeasible to include the U.S. in the Phase 3 study at this time, since the pediatric population with congenital HI has the greatest therapeutic need. We are pursuing some additional nonclinical studies that may potentially address the FDA’s concerns, in parallel with the initiation and advancement of the Phase 3 study outside of the U.S.
The sunRIZE study will evaluate the safety and efficacy of RZ358 in participants with congenital HI who are unable to achieve control of low blood sugars (<70 mg/dL) with available medical therapies (“hypoglycemia”). The study will determine the ability of RZ358 to correct hypoglycemia as assessed by (i) hypoglycemia events using self-monitored blood glucose (“SMBG”) and (ii) time in hypoglycemia using continuous glucose monitoring (“CGM”) over 24 weeks of treatment.
The study will also measure the levels of RZ358 and its effects on other important blood and clinical markers of hypoglycemia, as well as quality of life measures. The primary and key secondary efficacy endpoints are the following:

Primary efficacy endpoint:
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Change in average weekly occurrence of hypoglycemia events as measured by SMBG after 24 weeks

Key secondary efficacy endpoint:
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Change in average daily percent time in hypoglycemia as measured by CGM after 24 weeks

Approximately 56 participants between 3 months and 45 years of age are intended to be enrolled. Participants between 1 and 45 years of age (approximately 48 participants) will be enrolled in a randomized, double-blind, placebo-controlled fashion to receive RZ358 or placebo at dose levels of 5 or 10 mg/kg while on standard of care. Infant participants between 3 months and 1 year of age (approximately 8 participants) will be enrolled in open label fashion to receive RZ358 at a starting dose level of 5 mg/kg, which may be increased to 10 mg/kg at the discretion of the investigator. Participants will receive RZ358 as an intravenous infusion every 2 weeks over an initial 4-week loading period (3 doses), followed by monthly doses over an additional 16-week maintenance period (4 doses), for a total of 7 doses over the total 24-week treatment period. Following the study period, participants may proceed into an open-label extension program where investigators shall be permitted to: (i) adjust the dose between 5 and 10 mg/kg; (ii) adjust the dosing frequency between 2 and 4 weeks; and (iii) wean or stop other background hypoglycemia therapies.
In summary, the study will be comprised of the following treatment groups:
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Participants ≥1 year old: 5 mg/kg (n = 16)

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Participants ≥1 year old: 10 mg/kg (n = 16)

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Participants ≥1 year old: placebo (n = 16)

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Infant Participants: starting at 5 mg/kg (n = 8)

RZ402
Our second clinical asset, RZ402, is an oral plasma kallikrein inhibitor (“PKI”) being developed as a potential therapy for the chronic treatment of diabetic macular edema (“DME”). DME is a vascular complication of diabetes and a leading cause of blindness in the U.S. and elsewhere. Chronic exposure to high blood sugar levels can lead to inflammation, cell damage, and the breakdown of blood vessel walls. Specifically, in DME, retinal blood vessels at the back of the eye become porous and permeable leading to the unwanted infiltration of fluid into the macula. This fluid leakage creates distorted vision, and if left untreated, blindness.
Currently available treatments for DME include anti-vascular growth factor (“anti-VEGF”) injections into the eye or laser surgery. RZ402 is designed to be a once daily oral therapy for the treatment of DME and unlike the anti-VEGF therapies, RZ402 targets the Kallikrein-Kinin System to address inflammation and vascular leakage. We believe that systemic exposure through oral delivery is critical to target the retinal microvasculature at the back of the eye. Further, as an oral therapy, RZ402 has the potential to substantially change the therapeutic paradigm for patients suffering with DME by providing a convenient, self-administered treatment option to encourage earlier initiation of therapy, adherence to prescribed treatment guidelines, and improved overall outcomes.
In December 2022, we initiated a Phase 2 multi-center, randomized, double-masked, placebo-controlled, parallel-arm study to evaluate the safety, efficacy, and pharmacokinetics of RZ402 administered as a monotherapy over a twelve week treatment period in participants with DME who are naïve to, or have received limited anti-VEGF injections. The study population is comprised of DME patients with mild to moderate non-proliferative diabetic retinopathy. Eligible participants are being randomized equally, to one of three RZ402 active treatment arms at doses of 50, 200, and 400 mg, or a placebo control arm, to receive study drug once daily for twelve weeks, before completing a four-week follow-up. The study is expected to enroll up to approximately 100 patients overall, across approximately 25 investigational sites in the United States. The principal endpoints of the trial include (i) changes in central subfield thickness of the macula, as measured by Spectral Domain Ocular Coherence Tomography, (ii) changes in visual acuity as measured by the early treatment diabetic retinopathy scale, (iii) the repeat dose pharmacokinetics of RZ402 in patients with

DME, and (iv) the safety and tolerability of RZ402. We expect to complete enrollment in 2023 and to provide an update on the study prior to year end.
RZ358 Regulatory Status
As discussed in our disclosures filed with the SEC, toxicology studies in rats and monkeys were conducted as part of the early RZ358 development program and in these studies, rats demonstrated a microvascular liver injury at potentially clinically relevant doses and exposures (“rat findings”). However, there were no adverse liver findings in monkeys at dose levels that were more than 10 times higher than doses that were toxic in rats, and more than four times higher than human doses evaluated in clinical studies. Based on the absence of liver toxicity in monkeys and the lack of adverse liver findings in closely monitored human trials, the Company believes that the toxicity is unique to rats and unlikely relevant to humans.
As is customary in pediatric drug development, there is a progression of the inclusion of younger participants as a program advances through different stages and continues to demonstrate a good safety profile and a prospect of benefit for children based on previous stages. After the completion of Phase 1 adult healthy volunteer studies for RZ358, Phase 2a single-dose proof of concept studies (“Phase 2a”) were conducted in participants with congenital HI who were twelve years of age and older in countries governed by the regulatory authorities in the European Union and elsewhere in Europe. In the US, the FDA restricted enrollment in Phase 2a to participants eighteen years of age and older and, based on the rat findings, imposed a human drug exposure limit equating to repeat doses of approximately 3 mg/kg per week (“exposure cap”).
Subsequently, in the RIZE study European Authorities and other regulatory bodies continued the expected downward age progression, lowering the age for study participants down from twelve years of age to two years of age and older. At the start of the RIZE study the clinical program in the US remained under the eighteen years of age and older restriction as well as the exposure cap. However, in the first half of 2020, while the RIZE study was underway, we reached agreement with the FDA to proceed with the RIZE study in the US at all dose levels (no exposure cap) and in younger participants (ages twelve and older). Following these developments, the study protocol was harmonized globally, other than a regional difference in the minimum permitted age (twelve years and older in the US versus two years and older in all other geographies).
After the completion of the RIZE study, in the second half of 2022 and the first half of 2023, the Company conducted scientific advice meetings with the regulatory authorities in Europe which resulted in alignment with our proposed Phase 3 program including overall study design, dosing regimen, endpoints, sample size and patient population. Notably, with all available nonclinical (including the rat findings) and clinical information under review, European Authorities aligned with a further downward age progression whereby participants 3 months of age and older will be permitted to be enrolled in the Phase 3 study.
Prior to engaging the FDA on Phase 3 planning in the US, we began interacting with the agency in the second half of 2022 to further liberalize the age restriction to achieve alignment with the parameters established by the European Authorities in the RIZE study. Over the course of these post-RIZE regulatory interactions with the FDA, the agency revisited prior concerns regarding the rat findings and, despite the absence of new clinical or nonclinical data (other than the RIZE data), the agency decided to maintain the age restriction of twelve years and above and re-imposed the previous exposure cap which had been removed during the RIZE study (collectively, “New Restrictions”). In the second half of 2022 and the first half of 2023, we interacted with the FDA to resolve the New Restrictions, particularly in the context of the advancement of the clinical program in the rest of the world. Nonetheless, the FDA affirmed the New Restrictions at a meeting held with us on May 24, 2023.
We have concluded pre-Phase 3 regulatory and scientific advice meetings with regulatory authorities outside of the U.S. and have reached agreement on the design of the Phase 3 study that will include participants three months of age and older. We believe that the New Restrictions make it infeasible to include the U.S. in the Phase 3 study at this time, particularly given that the pediatric population with congenital HI has the greatest therapeutic need. We are evaluating potential nonclinical studies to address the FDA’s concerns in parallel with the initiation and advancement of the Phase 3 study outside of the U.S.

Specifically, in the fourth quarter of 2023, we plan to initiate the Phase 3 sunRIZE clinical study of RZ358 which will be a randomized, double-blind, placebo-controlled, parallel arm evaluation of RZ358 in participants with congenital HI who are not adequately responding to standard of care medical therapies. Topline results from the study are anticipated to be available in the first half of 2025.
Competition
We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.
There are other companies developing therapies for HI that are potential competitors to RZ358, including, Eiger Biopharmaceuticals, Hanmi Pharmaceuticals, and Zealand Pharma.
There are also companies developing therapies for DME that are potential competitors to our PKI including Curacle, KalVista, Ocuphire Pharma, Oxurion and Verseon.
Government Regulation
Regulation by governmental authorities in the U.S. and other countries is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by the FDA and regulatory authorities in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.
In addition, we are subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.
Employees
As of June 30, 2023, we had 51 full time employees, of which 38 employees were engaged in research and development, manufacturing, clinical operations, regulatory and quality activities and 13 employees were engaged in administrative functions. Of the 51 employees, all were located in the United States. We have a number of employees who hold Ph.D. degrees and other advanced degrees. None of our employees are covered by a collective bargaining agreement, and we have experienced no work stoppages nor are we aware of any employment circumstances that are likely to disrupt work at any of our facilities. As part of our measures to attract and retain personnel, we provide a number of benefits to our full-time employees, including health insurance, life insurance, retirement plans, paid holiday and vacation time. In addition, we grant stock options to certain key employees as added incentive to remain in our employment. We believe that we maintain good relations with our employees.
Corporate Information
We were incorporated in Delaware in 2010 and we re-incorporated in Nevada in June 2021. We maintain an executive office located at 275 Shoreline Drive, Suite 500, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website is located at www.rezolutebio.com. We file annual, quarterly, current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains our public filings and other information regarding the Company, at www.sec.gov. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

RISK FACTORS
Investing in shares of our Common Stock involves significant risks. Please see the risk factor below and the additional risk factors set forth under the heading “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2023 as filed with the SEC and are incorporated by reference in this prospectus. These risks may be revised or supplemented in future filings of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which are also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
Risks Related to Our Product Development and Commercialization
Any delays in the commencement or completion, or termination or suspension, of our future clinical trials, if any, could result in increased costs to us, delay or limit our ability to generate revenue and adversely affect our commercial prospects.
Before obtaining approval from the government authorities or professional bodies with authority to grant regulatory approval for our drug candidates in a particular country, such as the European Medicines Agency (“EMA”), the FDA and analogous authorities in other jurisdictions outside of the United States (“regulatory authorities”), we must conduct extensive clinical studies to demonstrate safety and efficacy. Clinical testing is expensive, time consuming and uncertain as to outcome. Any delays in the commencement or completion of our ongoing, planned or future clinical trials could significantly increase our costs, slow down our development and approval process and jeopardize our ability to commence product sales and generate revenues. We do not know whether our planned trials will begin on time or at all, or be completed on schedule, if at all. The commencement and completion of clinical trials can be delayed for a number of reasons, including delays related to:
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regulatory authorities disagreeing as to the design or implementation of our clinical trials or with our recommended dose for any of our pipeline programs;

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obtaining regulatory authority authorization to commence a trial or reaching a consensus with such regulatory authorities on trial design;

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identifying and activating investigators and clinical trial sites to conduct trials;

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obtaining approval from one or more independent institutional review board (“IRB”) or Ethics Committee (“EC”) at each clinical trial site before each trial may be initiated;

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IRBs/ECs refusing to approve, suspending or terminating the trial at an investigational site, precluding enrollment of additional subjects, or withdrawing their approval of the trial;

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changes to clinical trial protocol;

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clinical sites deviating from trial protocol or dropping out of a trial;

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failing to manufacture or obtain sufficient quantities of drug candidate, or, if applicable, combination therapies for use in clinical trials;

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patients failing to enroll or remain in our trial at the rate we expect, or failing to return for post-treatment follow-up;

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patients choosing an alternative treatment, or participating in competing clinical trials;

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lack of adequate funding to continue the clinical trial;

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patients experiencing severe or unexpected drug-related adverse effects;

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occurrence of serious adverse events in trials of the same class of agents conducted by other companies;

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selecting or being required to use clinical end points that require prolonged periods of clinical observation or analysis of the resulting data;

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a facility manufacturing our drug candidates, or any of their components, including without limitation, our own facilities being ordered by regulatory authorities to temporarily or permanently shut down due to violations of current good manufacture practices, regulations or other applicable requirements, or infections or cross-contaminations in the manufacturing process;
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lack of stability of our clinical trial material or any quality issues that arise with the clinical trial material;

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any changes to our manufacturing process that may be necessary or desired;

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our, or our third-party contractors, not performing data collection or analysis in a timely or accurate manner or improperly disclosing data prematurely or otherwise in violation of a clinical trial protocol;

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any third-party contractors becoming debarred or suspended or otherwise penalized by regulatory authorities or other government or regulatory bodies for violations of regulatory requirements, in which case we may need to find a substitute contractor, and we may not be able to use some or all of the data produced by such contractors in support of our marketing applications;

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a clinical trial being suspended or terminated by us, by the IRBs/ECs of the institutions in which such trials are being conducted, by a Data Safety Monitoring Board for such trial or by regulatory authorities, due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using the product under investigation, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial; or

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changes in regulatory requirements and policies and our need to amend clinical trial protocols to comply with these changes and potentially resubmit our clinical trial protocols to IRBs/ECs for reexamination.

Delays in initiating a new phase of clinical trials resulting from action by the FDA or any other regulatory authority would delay the approval obtainment and commercialization of our product candidates and our ability to generate revenue, which would have an adverse effect on our business.
The clinical hold in the U.S. on RZ358 may impact our development plans, staffing needs and may impact our ability to access the capital markets.
Our most advanced product candidate, RZ358, is currently under clinical hold in the U.S. It may take considerable time and expense to respond to the New Restrictions that have been placed on RZ358 by the FDA, and no assurance can be given that the FDA will remove the New Restrictions or that we will receive FDA approval for RZ358, in which case our business and prospects will likely suffer material adverse consequences.
In May 2023, based on historical rat toxicology found during an early RZ358 development program, the FDA affirmed its decision to impose the New Restrictions after we completed our multinational Phase 2b RIZE study conducted in participants two years of age and older, which consisted of the age restriction of twelve years and above for U.S. patients, and to re-impose impose a human drug exposure cap equating to repeat doses of approximately 3 mg/kg per week, a limit which was previously removed during the RIZE study. The New Restrictions delay our progression to include younger participants and consequentially delay the sunRIZE study in the U.S.
A clinical hold for RZ358 and sunRIZE continues to be in place in the U.S., and we do not know whether or when the clinical hold for the development of RZ358 will be lifted. However, we currently expect to commence the sunRIZE study outside of the U.S. as we have concluded our pre-sunRIZE regulatory and scientific advice meetings with regulatory authorities outside of the U.S. and have reached agreements on the design of the sunRIZE study that will include participants 3 months of age and older. Positive or promising results from clinical trials of RZ358 conducted in jurisdictions outside of the U.S. may not be predictive of similar results, or may not be replicated, in clinical trials within the U.S. Accordingly, even if we continue to observe the lack of adverse liver findings in the sunRIZE study outside of the U.S., it is not guaranteed that the FDA will accept such findings and lift the New Restrictions which could impact our development plans or ability to file for approval or market RZ358 in the U.S.
It may take a considerable period of time, the length of which is not certain at this time, and expense for us to fully address the FDA’s concerns, if at all. Even if we are able to fully respond to the FDA’s questions, the FDA may subsequently make additional requests that we would need to fulfill prior to the lifting of the New Restrictions. It is possible that we will be unable to fully address the FDA’s concerns and as a result the New Restrictions may never be lifted, and we may never be able to begin the sunRIZE study or complete our clinical trials of RZ358 in the U.S. Many of the factors that cause, or lead to, a delay in the commencement or completion of the sunRIZE study may also ultimately lead to the denial of regulatory approval from the FDA for RZ358. If we don’t receive regulatory approval from the FDA for RZ358 our ability to raise capital and the terms of such raise could be impacted and our staffing levels may need to be adjusted.
We are exposed to additional risks as we conduct the sunRIZE study outside of the U.S. and may not be successful in meeting the study’s primary endpoint.
We are initiating and advancing the sunRIZE study outside of the U.S. The sunRIZE study may not produce positive results and meet its primary endpoint outside of the U.S. We may need to commence and complete additional clinical trials that satisfy the specified primary endpoint criteria in order to obtain necessary regulatory approvals from the EMA for RZ358. It is possible that we may not observe the lack of adverse liver findings in the sunRIZE study outside of the U.S., which could potentially impact the FDA’s decision regarding the New Restrictions. Conducting clinical trials outside the U.S. also exposes us to additional risks, including risks associated with:
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additional foreign regulatory requirements;

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foreign exchange fluctuations;

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compliance with foreign manufacturing, customs, shipment and storage requirements;

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potential political or economic instability in the jurisdictions where we initiate clinical trials;

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cultural differences in medical practice and clinical research; and

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diminished protection of intellectual property in some countries.

After the completion of our clinical studies, we cannot predict whether or when we will obtain regulatory approval to commercialize our product candidates and we cannot, therefore, predict the timing of any future revenue from these product candidates.
Even if we achieve positive clinical results and file for regulatory approval, we cannot commercialize any of our product candidates until the appropriate regulatory authorities have reviewed and approved the applications for such product candidates. We cannot assure that the regulatory authorities will complete their review processes in a timely manner or that we will obtain regulatory approval for any product candidate we develop. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in regulatory authority policy during the period of product development, clinical studies and regulatory review.
Even if a regulatory authority outside of the U.S. approves a product candidate, the approval may impose significant restrictions on the indicated uses, conditions for use, labeling, advertising, promotion, marketing and/or production of such product and may impose requirements for post-approval studies, including additional research and development and clinical trials. The regulatory authorities outside of the U.S. may also impose various civil or criminal sanctions for failure to comply with regulatory requirements, including substantial monetary penalties and withdrawal of product approval.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to a future prospectus supplement that will describe the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture will not limit the amount of debt securities that we may issue. It will provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of ninety days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, and interest on, the debt securities of the series on the dates payments are due.
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business fifteen days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK
General
This prospectus describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Nevada Revised Statutes (the “NRS”), our amended and restated articles of incorporation (our “Articles of Incorporation”) and our amended and restated bylaws (our “Bylaws”).
Common Stock
Our Articles of Incorporation provides authority for us to issue up to 100,000,000 shares of Common Stock, par value $0.001 per share. As of November 22, 2023, there were 39,625,271 shares of our Common Stock outstanding. Under the NRS, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders. Our outstanding shares of Common Stock are, and any shares offered by this prospectus will be, when issued and paid for, fully paid and nonassessable.
Holders of our Common Stock are entitled to one vote per share on all matters submitted to our stockholders for a vote. There are no cumulative voting rights in the election of directors. Our shares of Common Stock are entitled to receive such dividends as may be declared and paid by our Board of Directors out of funds legally available therefor and to share ratably in the net assets, if any, of Rezolute upon liquidation. Our stockholders have no preemptive rights to purchase any shares of our capital stock. Our Articles of Incorporation provides that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding this exclusive forum provision, the exclusive forum provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder.
Preferred Stock
Our Articles of Incorporation provides authority for us to issue up to 400,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. As of November 22, 2023, there are no issued and outstanding shares of preferred stock and our Board of Directors has not designated any series of preferred stock for future issuance.
The rights of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock.
A prospectus supplement, relating to any offered class or series of preferred stock, will specify the following terms of such class or series, as applicable:
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the designation of such class or series of our $0.001 par value preferred stock;

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the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

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the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock;

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whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

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the provision for a sinking fund, if any, for such class or series of preferred stock;

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the provision for redemption, if applicable, of such class or series of preferred stock;

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any listing of such class or series of preferred stock on any securities exchange;

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the preemptive rights, if any, of such class or series of preferred stock;

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the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our Common Stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof);

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a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock;

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the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

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any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

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any voting rights of such class or series of preferred stock; and

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any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Transfer Agent and Registrar
The transfer agent of our Common Stock is Issuer Direct Corporation. Their address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27306.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities of our company or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in a prospectus supplement.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time; and

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Class A Pre-Funded Warrants
In May 2022, we issued and sold Class A Pre-Funded Warrants (the “Class A Pre-Funded Warrants”) to purchase an aggregate of 1,973,684 shares of our common stock at an offering price of $3.799 per Class A Pre-Funded Warrant in an underwritten public offering pursuant to a shelf registration on Form S-3.
Each Class A Pre-Funded Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.001 per share. The Class A Pre-Funded Warrants do not expire and may be exercised at any time after their original issuance. Under the Class A Pre-Funded Warrants, we may not effect the exercise of any Class A Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Class A Pre-Funded Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder of the Class A Pre-Funded Warrant (together with its affiliates) to exceed 4.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us; provided, that a holder of a Class A Pre-Funded Warrants may not increase such percentage to a percentage in excess of 19.99%.The exercise price of the Class A Pre-Funded Warrants and the number of shares of our common stock issuable upon exercise of the Class A Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The Class A Pre-Funded Warrants also contain provisions that provide certain rights to holders in the event of a fundamental transaction, including a merger or consolidation with or into another entity, such as the right to receive the same amount and kind of consideration paid to the holders of our common stock in the fundamental transaction. The Class A Pre-Funded Warrants do not entitle the holders to any voting rights or any of the other rights or privileges to which holders of common stock are entitled.
As of November 13, 2023, we have 1,973,684 shares underlying the Class A Pre-Funded Warrants outstanding, of which there have been no exercises.
Class B Pre-Funded Warrants
In May 2022, we issued and sold Class B Pre-Funded Warrants (the “Class B Pre-Funded Warrants”) to purchase an aggregate of 10,947,371 shares of our common stock at an offering price of $3.799 per Class B Pre-Funded Warrant in an underwritten public offering pursuant to a shelf registration on Form S-3.
Each Class B Pre-Funded Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.001 per share. The Class B Pre-Funded Warrants do not expire and may be exercised at any time after their original issuance.
Under the Class B Pre-Funded Warrants, we may not effect the exercise of any Class B Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Class B Pre-Funded Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99%, 9.99% or 19.99%, as applicable to the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder of the Class B Pre-Funded Warrant (together with its affiliates) to exceed 4.99%, 9.99% or 19.99%, as applicable to the holder, of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class B Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us; provided, that a holder of a Class B Pre-Funded Warrants may not increase such percentage to a percentage in excess of 19.99%.The exercise price of the Class B Pre-Funded Warrants and the number of shares of our common stock issuable upon exercise of the Class B Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The Class B Pre-Funded Warrants also contain provisions that provide certain rights to holders in the event of a fundamental transaction, including a merger or consolidation with or into another entity, such as the right to receive the same amount and kind of consideration paid to the holders of our common stock in the fundamental transaction. The Class B Pre-Funded Warrants do not entitle the holders to any voting rights or any of the other rights or privileges to which holders of common stock are entitled.
As of November 13, 2023, we have 8,147,371 shares underlying the Class B Pre-Funded Warrants outstanding. There was a cashless exercise of 2,8000,000 Class B Pre-Funded Warrants on October 4, 2023 which resulted in an issuance of 2,797,704 shares of Common Stock.
October 2021 Pre-Funded Warrants
In October 2021, we issued and sold pre-funded warrants (the “2021 Pre-Funded Warrants”) to purchase an aggregate of 1,661,461 shares of our common stock at an offering price of $6.49 per 2021 Pre-Funded Warrant in an underwritten public offering pursuant to a shelf registration on Form S-3.
Each 2021 Pre-Funded Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.01 per share. The 2021 Pre-Funded Warrants do not expire and may be exercised at any time after their original issuance.
Under the 2021 Pre-Funded Warrants, we may not effect the exercise of any 2021 Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any 2021 Pre-Funded Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 19.99%, as applicable to the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder of the 2021 Pre-Funded Warrant (together with its affiliates) to exceed 4.99% or 19.99%, as applicable to the holder, of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2021 Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us; provided, that a holder of a 2021 Pre-Funded Warrants may not increase such percentage to a percentage in excess of 19.99%.The exercise price of the 2021 Pre-Funded Warrants and the number of shares of our common stock issuable upon exercise of the 2021 Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The 2021 Pre-Funded Warrants also contain provisions that provide certain rights to holders in the event of a fundamental transaction, including a merger or consolidation with or into another entity, such as the right to receive the same amount and kind of consideration paid to the holders of our common stock in the fundamental transaction. The 2021 Pre-Funded Warrants do not entitle the holders to any voting rights or any of the other rights or privileges to which holders of common stock are entitled.
As of November 13, 2023, we have 1,661,461 shares underlying the 2021 Pre-Funded Warrants outstanding, of which there have been no exercises.
Participating Warrants
In October 2020, we issued and sold 820,001 warrants (the “Participating Warrants”), and each Participating Warrant entitles the holder to purchase 0.33 shares of our common stock at an exercise price of $19.50 per share of our common stock. Each Participating Warrant is exercisable on or after October 9, 2020 and will expire on or prior to 5:00 p.m. (New York City time) on October 9, 2027. The Participating Warrants were subsequently registered for resale by certain selling stockholders pursuant to a registration statement on Form S-3.
Under the Participating Warrants, we may not effect the exercise of any Participating Warrant, and a holder will not be entitled to exercise any portion of any Participating Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 19.99%, as applicable to the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage; provided, that a holder of Participating Warrant may not increase such percentage to a percentage in excess of 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Participating Warrant held by the holder. Any increase in such percentage will not be effective until the 61st day after such notice is delivered to the company. The exercise price of the Participating Warrants and the number of shares of our common stock issuable upon exercise of the Participating Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The Participating Warrants also contain provisions that provide certain rights to holders in the event of a fundamental transaction, including a merger or consolidation with or into another entity, such as (i) the right to receive the same amount and kind of consideration paid to the holders of our common stock in the fundamental transaction and (ii) the right to require the company to repurchase the unexercised portion of certain warrants at the warrant’s respective fair value using the Black Scholes option pricing formula. The Participating Warrants do not entitle the holders to any voting rights or any of the other rights or privileges to which holders of common stock are entitled.
As of November 13, 2023, we have 820,001 shares underlying the Participating Warrants outstanding, of which there have been no exercises.

Other Warrants
We have issued warrants in conjunction with debt and equity financings and for services from 2015 to 2019. Such warrants have various expiration dates and exercise prices.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.
General
We may issue subscription rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder purchasing or receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the prices, if any, for the subscription rights;

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the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each stockholder;

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the number and terms of the shares of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitation relating to the exchange and exercise of the subscription rights;

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the date on which the rights to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, debt securities, units, depositary shares, purchase contracts, or other securities, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
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the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

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whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

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any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

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any provisions relating to any security provided for the purchase contracts;

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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

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whether the purchase contracts will be issued in fully registered or global form; and

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any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:
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the designation and aggregate number of units offered;

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the price at which the units will be offered;

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the currency or currencies in which the units are denominated;

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the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

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any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

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any other material terms of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters or dealers, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
By Underwriters
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters or agents would be involved. We will describe the terms of those sales in the applicable prospectus supplement.
Electronic Auctions
We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.
The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
Some or all of the securities we offer, other than shares of Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our Common Stock, preferred stock, warrants, units and debt securities, as applicable, on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. We will describe the terms of such arrangements in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov/edgar/searchedgar/companysearch.html. Copies of our periodic and current reports and proxy statements, may also be obtained, free of charge, on our website at www.rezolutebio.com. This reference to our Internet address is for informational purposes only and the information contained on or accessible through such Internet address is not and shall not be deemed to be incorporated by reference into this prospectus.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.
INCORPORATION BY REFERENCE
In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):
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Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on September 14, 2023;

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Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 filed with the SEC on November 13, 2023;

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Current Report on Form 8-K filed with the SEC on November 22, 2023; and

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The description of our Common Stock, par value $0.001 per share, as contained in Item 1 of Amendment No. 1 to the Registration Statement on Form 8-A/A filed on June 21, 2021, under the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act”, from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including our website, is not and shall not be deemed to be incorporated by reference into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Rezolute, Inc.
275 Shoreline Drive, Suite 500
Redwood City, CA 94065
(650) 206-4507
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.
EXPERTS
Plante & Moran, PLLC has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2023 and 2022, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC’s report, given their authority as experts in accounting and auditing.

         Shares of Common Stock
and
Pre-Funded Warrants to Purchase up to
Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Guggenheim Securities
The date of this prospectus supplement is April  , 2025